EXHIBIT 32.2

ALTERA CORPORATION

CERTIFICATION

In connection with the periodic report of Altera Corporation (the “Company”) on Form 10-K/A for the period ended December 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, James Callas, acting Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: October 23, 2006

/s/ James Callas
James Callas
Vice President and Acting Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Altera Corporation and will be retained by Altera Corporation and furnished to the Securities and Exchange Commission or its staff upon request.